UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2013

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30392	13-4172059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Progress Drive

Montgomeryville, PA  18936

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 695-4142 and (215) 699-0730

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

On May 23, 2012, Environmental Solutions Worldwide, Inc., issued a press release. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

Exhibit No           Description

99.1                      Press Release, dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (Registrant)

Date: May 23, 2013	By:	/s/ Mark Yung
Executive Chairman

Exhibit No. 99.1

ESW Group® receives notification of transfer of verifications for LongMile-S™ and Horizon™ products

Thursday, May 23, 2013

Montgomeryville, PA. – (PRESS RELEASE)

On May 17, 2013, ESW Group® received notification from California Air Resource Board (“ARB”) that ESW CleanTech Inc., a wholly owned subsidiary of Environmental Solutions Worldwide Inc., has met the requirements under Verification Procedure,  Warranty, and In-Use Compliance Requirements for In-Use Strategies to Control Emissions from Diesel Engines, Title 13, California Code of Regulations, Sections 2700-2711, and the verifications of the LongMile-S™ and Horizon™ products have been transferred to ESW CleanTech, Inc., from Cleaire Advanced Emission Control, LLC, (“Cleaire”). We expect additional verifications related to the court approved asset sale from Cleaire, including, but not limited to, the Vista™, Longview™, Phoenix™ and Lonestar™ products, to be approved for transfer by ARB to ESW CleanTech, Inc. in the coming months.

ARB has issued Executive Order DE-12-007-01 for the LongMile-S™ system and Executive Order DE-05-010-08 for the Horizon™ system.

Mark Yung, ESW’s Chairman of the Board of Directors stated, “The newly transferred verified products and the soon to be transferred verifications expand our offering into market segments that are complementary to our ThermaCat product line.  We thank ARB for working with ESW Group® in transferring the acquired verifications.”

About Environmental Solutions Worldwide Inc.,

Headquartered in Montgomeryville, PA, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW America, Inc., Technology Fabricators Inc., ESW Technologies Inc., ESW CleanTech, Inc., and ESW Canada, Inc. (together, “ESW Group®” ) in the design, development, manufacturing, testing and sales of technologies for both the environmental control, military and OEM sectors. ESW Group® currently manufactures and markets catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group® of Companies also operates a comprehensive emissions testing laboratory that is capable of certification / verification testing for EPA / CARB & Mine Safety and Health Administration (“MSHA”).

Safe Harbor

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The “Act”). In particular, when used in the preceding discussion, the words “pleased” “plan,” “confident that,” “believe,” “expect,” or “intend to,” and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks and potential costs associated with integrating the operations of the assets acquired from Cleaire with the operations of the Company, the Company incurring unexpected liabilities relating to operating such acquired assets, the failure to realize the synergies anticipated by the acquisition of such acquired assets, market conditions, general acceptance of the Company’s products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company’s SEC reports and filings.

FOR MORE INFORMATION CONTACT:

Environmental Solutions Worldwide Inc.

Email: Investor-relations@cleanerfuture.com

www.eswgroup.com